UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2026, Sagimet Biosciences Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, TD Securities (USA) LLC, and Guggenheim Securities, LLC as representatives of the several underwriters named therein (the “Underwriters”) relating to an underwritten offering (the “Offering”) of 29,166,700 shares (the “Shares”) of the Company’s Series A common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $6.00 per share.

The net proceeds to the Company from the Offering are expected to be $164.5 million, after deducting underwriting discounts and commissions. The Company intends to use the net proceeds from this offering, together with its existing cash, cash equivalents and marketable securities to fund a Phase 3 clinical trial for denifanstat in acne, fund TVB-3567 through Phase 2 topline results, advance a topical formulation FASN inhibitor to IND submission and for general corporate purposes, including additional clinical development, working capital and operating expenses.

Leerink Partners LLC, TD Securities (USA) LLC, Guggenheim Securities, LLC and Oppenheimer & Co. Inc. acted as joint book-running managers for the Offering. Canaccord Genuity LLC, H.C. Wainwright & Co., LLC and JonesTrading Institutional Services LLC acted as co-lead managers for the Offering.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-281582), filed with the Securities and Exchange Commission on August 15, 2024 and declared effective on August 26, 2024.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibits 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing descriptions of the terms of the Underwriting Agreement is qualified in its entirety by reference to the exhibit. A copy of the legal opinion and consent of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
1.1	Underwriting Agreement, dated April 27, 2026, by and among the Company and Leerink Partners LLC, TD Securities (USA) LLC and Guggenheim Securities, LLC
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: April 28, 2026	By:	/s/ David Happel
David Happel
Chief Executive Officer